Exhibit 31.2

Porter Bancorp, Inc.

Rule 13a-14(a) Certification of Chief Financial Officer

I, David B. Pierce, Chief Financial Officer of Porter Bancorp, Inc. (the “Company”), certify that:

1. I have reviewed this Amendment #1 to Annual Report on Form 10-K of the Company;

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Dated: December 17, 2009	/s/ David B. Pierce
David B. Pierce
Chief Financial Officer